UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 23, 2024

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2024, the Board of Directors (the “Board”) of DMC Global Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, increased the size of the Board to eight members and appointed Simon Bates to the Board. Mr. Bates served as CEO of Argos North America, one of the largest cement and ready-mix concrete producers in the United States, from October 2022 to January 2024, when Argos North America was sold to Summit Materials. Prior to his role at Argos North America, Mr. Bates held the position of President and Chief Executive Officer and member of the board of directors of GCP Applied Technologies Inc. (“GCP”) from October 2020 to October 2022, when it was acquired by Saint-Gobain. GCP was a leading global provider of construction products, including high-performance specialty construction chemicals and building materials. From April 2017 to October 2020, Mr. Bates served as President of Infrastructure Products Group, a division of CRH plc, a publicly-traded manufacturer of building products and materials. Mr. Bates currently serves as a director of U.S. Silica Holdings, Inc. (NYSE: SLCA), a global performance materials company and a leading producer of commercial silica used in the oil and gas industry and in a wide range of industrial applications.

Mr. Bates will serve as a member of the Corporate Governance and Nominating Committee and the Compensation Committee of the Board. There are no related party transactions between Mr. Bates and the Company that would be required to be reported under Item 404(a) of Regulation S-K. The Board has determined that Mr. Bates is independent in accordance with applicable rules of The Nasdaq Stock Market LLC. There are no family relationships between Mr. Bates and the Company’s executive officers and other directors. The appointment of Mr. Bates satisfies an obligation pursuant to a cooperation agreement, entered into on March 14, 2024, between the Board and Bradley L. Radoff and his affiliate, to appoint a mutually agreed upon independent director with expertise and experience in the building products sector. Mr. Bates will be compensated for his services as a director pursuant to the Company’s standard non-employee director compensation arrangements.

Item 7.01 Regulation FD Disclosure.

On June 25, 2024, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release regarding appointment of Simon Bates as a director dated June 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	June 25, 2024	By:	/s/ Michelle Shepston
Michelle Shepston
Executive Vice President, Chief Legal Officer and Secretary